1 © 2023 Infinera. All rights reserved. INFINERA INSIDER TRADING POLICY AND GUIDELINES WITH RESPECT TO CERTAIN TRANSACTIONS IN SECURITIES 1. Purpose & Rationale In order to take an active role in the prevention of insider trading violations by its officers, directors, employees, consultants, contractors and advisors, Infinera Corporation (together with its subsidiaries, the “Company”) has adopted the policies and procedures set forth in the Insider Trading Policy (the “Policy”). This Policy, which prohibits trading based on material, nonpublic information regarding the Company (“Material Nonpublic Information”), provides guidelines with respect to transactions in the Company’s securities. It is the policy of the Company to oppose the unauthorized disclosure of any nonpublic information acquired in the workplace and trading while in possession of Material Nonpublic Information. 2. Applicability of Policy This Policy applies to all transactions in the Company’s securities, including common stock, restricted stock units (“RSUs”), performance stock units (“PSUs”), options for common stock and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as derivative securities relating to the Company’s stock, whether or not issued by the Company, such as exchange-traded options. This Policy also includes the sale of securities of other companies as to which you possess Material Nonpublic Information obtained in the course of your service with the Company. This Policy applies to all members of the Company’s Board of Directors (the “Board”), all officers of the Company (each an “Officer”), all other employees of the Company (each an “Employee” and collectively the “Employees”), and shall also apply to consultants of or contractors to or advisors of the Company. This group of people, their immediate family members, other members of their household and any other individuals or entities whose transactions in securities they influence, direct or control, are referred to in this Policy as “Insiders.” For purposes of this Policy, “immediate family member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption. Please note that any person who possesses Material Nonpublic Information regarding the Company is considered an Insider for so long as the information is not publicly known. An Insider is expected to comply with this Policy until such time as the Insider is no longer affiliated with the Company and no longer possesses any Material Nonpublic Information subject to this Policy. In addition, if an Insider is subject to a trading blackout under this Policy at the time the Insider ceases to be affiliated with the Company, the Insider is expected to abide by the applicable trading restrictions until at least the end of the relevant blackout period. 3. Designation of Certain Persons A. Section 16 Individuals. The Company has determined that each member of the Board, together with certain officers of the Company as determined by the Board, are subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (“Section 16 Individuals”). A current list of Section 16 Individuals will be maintained by the Compliance Officer (as defined below). B. Other Persons. The Company will from time to time identify other persons who, together with the Section 16 Individuals, should be subject to the pre-clearance requirement described below, in that the Company believes that, in the normal course of their duties or with respect to a particular matter, such persons have, or are likely to have, regular or special access to Material Nonpublic Information. At the discretion of the Compliance Officer, the Policy and pre-clearance of trades may also apply to consultants and contractors to the Company who receive or have access to Material Nonpublic Information regarding the Company. This group of people, together with the Section 16 Individuals, are sometimes referred to in the Policy as “Identified Insiders.” A current list of Identified Insiders shall be maintained by the Compliance Officer. The Compliance Officer, or their authorized delegate, will notify you that you are subject to pre-clearance. C. Compliance Officer. The Company has appointed the Company’s Chief Legal Officer as the Company’s insider trading Compliance Officer (the “Compliance Officer”), who shall assist the Company in implementation and oversight of this Policy. When the Chief Legal Officer or the Chief Legal Officer’s

2 © 2023 Infinera. All rights reserved. designee as specifically identified in writing (a “Designee”) is unable or unavailable to act in this capacity, the Chief Financial Officer shall act as the Compliance Officer. When the Chief Legal Officer or a Designee proposes to purchase or sell Company securities, preclearance from the Chief Financial Officer shall be required. 4. Specific Policies A. Trading on Material Nonpublic Information. Except as discussed in the section entitled “Certain Exceptions” below, no Insider shall engage in, or make any offer to engage in, any transaction involving: (1) any purchase, sale, loan or other transfer or disposition of any equity securities (including common stock, options, RSUs, PSUs, warrants and preferred stock) and debt securities (including debentures, bonds and notes) of the Company and such other companies, whether direct or indirect (including transactions made on the Insider’s behalf by money managers), or make any offer to engage in the foregoing transactions, (2) a disposition in the form of a gift of any securities of the Company, (3) any distribution to holders of interests in an entity if the entity is subject to this Policy, or (4) any other arrangement that generates gains or losses from or based on changes in the prices of such securities including derivative securities (for example, exchange-traded put or call options, swaps, caps or collars), hedging and pledging transactions, short sales and certain arrangements regarding participation in benefit plans, or make any offer to engage in the foregoing transactions during any period commencing when he or she possesses Material Nonpublic Information concerning the Company, and ending at the beginning of the third Trading Day following the date of public disclosure of that information. Furthermore, you are prohibited from disclosing Material Nonpublic Information to other Board members, Officers, employees, consultants, contractors or advisors whose roles do not require them to have the information. As used herein, the term “Trading Day” shall mean a day on which the NASDAQ Stock Market is open for trading. A Trading Day begins at the time trading begins on such day. These restrictions on trading do not apply to transactions made under a trading plan adopted pursuant to Securities and Exchange Commission Rule 10b5-1(c) (17 C.F.R. 240.10b5-1(c)) (“Rule 10b5-1”) and approved by the Company (an “approved Rule 10b5-1 Trading Plan”). B. Tipping. No Insider shall disclose (“tip”) Material Nonpublic Information to any other person (including family members, friends, business associates, investors or consulting firms) where such information may be used by such person whether or not used to his or her profit by trading in the securities of companies to which such information relates, nor shall such Insider or related person make recommendations or express opinions on the basis of Material Nonpublic Information as to trading in the Company’s securities. Even if you are not in possession of Material Nonpublic Information, the better practice is to avoid making any recommendation to any person that they buy, hold or sell securities of the Company. C. Confidentiality of Nonpublic Information. Nonpublic information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden. In the event any Insider receives any inquiry from outside the Company, such as a stock analyst, for information (particularly financial results and/or projections) that may be Material Nonpublic Information, the inquiry should be referred to the Company’s Chief Financial Officer, who is responsible for coordinating and overseeing the release of such information to the investing public, analysts and others in compliance with applicable laws and regulations. D. Prohibition on Pledging of Shares; Margin Accounts. Section 16 Individuals may not pledge Company securities as collateral for loans. If you default on the loan, the lender may sell the pledged securities as collateral in a foreclosure sale. The sale, even though not initiated at your request, is still considered a sale for your benefit and, if made at a time when you are aware of Material Nonpublic Information or otherwise are not permitted to trade in Company securities, may result in inadvertent insider trading violations, Section 16 and Regulation Blackout Trading Restriction (“Reg BTR”) violations, violations of this Policy and unfavorable publicity for you and the Company. For these same reasons, even if you are not prohibited from pledging Company securities as collateral for loans, you should exercise caution when doing so. In addition, Section 16 Individuals may not hold Company securities in margin accounts. Under typical margin arrangements, if you fail to meet a margin call, the broker may be entitled to sell securities held in the margin account without your consent. The sale, even though not initiated at your request, is still considered a sale for your benefit and, if made at a time when you are aware of Material Nonpublic Information or are otherwise not permitted to trade, may result in inadvertent insider trading violations, Section 16 and Reg BTR violations, violations of this Policy and unfavorable publicity for you and the Company. For these same reasons, even if you are not prohibited from holding Company securities in margin accounts, you should exercise caution when doing so.

3 © 2023 Infinera. All rights reserved. E. No Short Selling, Trading in Derivative Securities or Hedging Transactions. All Insiders are prohibited from short-selling the Company’s stock or engaging in transactions involving Company-based derivative securities, including any hedging transactions. “Derivative Securities” are options, warrants, convertible securities, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s stock. This prohibition includes, but is not limited to, trading in Company- based option contracts (for example, buying and/or writing puts and calls, transacting in straddles and the like). This prohibition also extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Holding and exercising stock options or other derivative securities granted under the Company’s equity incentive plans is not prohibited by this Policy. F. Placing Open Orders with Brokers. Except in accordance with an approved 10b5-1 Trading Plan (as discussed below), Insiders should exercise caution when placing open orders, such as limit orders or stop orders, particularly where the order is likely to remain outstanding for an extended period of time. Open orders may result in the execution of a trade at a time when an Insider is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, which may result in inadvertent insider trading violations, Section 16 and Reg BTR violations (for Section 16 Individuals), violations of this Policy and unfavorable publicity for the Insider and the Company. If you are an Identified Insider and subject to blackout periods or pre-clearance requirements, you should so inform any broker with whom you place any open order at the time it is placed. 5. Potential Criminal and Civil Liability and/or Disciplinary Action A. Liability for Insider Trading. As of the date of the most recent revision of this Policy, potential penalties for insider trading violations under U.S. federal securities laws include: • damages in a private lawsuit; • disgorging any profits made or losses avoided; • imprisonment for up to 20 years; • criminal fines of up to $5 million for individuals and $25 million for entities; • civil fines of up to three times the profit gained or loss avoided; • a bar against serving as an officer or director of a public company; and • an injunction against future violations. In addition, the Company, as well as individual directors, officers and other supervisory personnel, may be subject to liability as “controlling persons” for failure to take appropriate steps to prevent insider trading by those under their supervision, influence or control. B. Liability for Tipping. Individuals may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom they have disclosed Material Nonpublic Information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The U.S. Securities and Exchange Commission (the “SEC”) has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading. C. Possible Disciplinary Actions. Employees of the Company who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive plans or termination of employment. 6. Trading Guidelines and Requirements A. Blackout Periods and Trading Windows. The period in any fiscal quarter beginning on the fourteenth (14th) day prior to the end of the then current fiscal quarter and ending on the third Trading Day following the date

4 © 2023 Infinera. All rights reserved. of public disclosure of the financial results for the prior fiscal quarter or year is a particularly sensitive period of time for transactions in the Company’s stock from the perspective of compliance with applicable securities laws. This sensitivity is due to the fact that Insiders will, during that period, often possess Material Nonpublic Information about the expected financial results for the quarter. Accordingly, this period of time is referred to as a “blackout” period. All Identified Insiders are prohibited from trading during such period. The Company always retains the right to impose additional or longer trading blackout periods at any time on any or all of its Insiders. The Compliance Officer will notify you if you are subject to a special blackout period by providing you with a notice in writing or via email. If you are notified that you are subject to a special blackout period, you may not engage in any transaction involving Company securities until the special blackout period has ended other than transactions that are covered by the exceptions below. You also may not disclose to anyone else, except as specifically authorized by the Compliance Officer, that the Company has imposed a special blackout period. To the extent applicable to you, special blackout periods also cover your immediate family members, persons with whom you share a household, persons who are your economic dependents and any entity whose transactions in securities you influence, direct or control. To ensure compliance with this Policy and applicable federal and state securities laws, the Company requires that all Identified Insiders refrain from conducting transactions involving the purchase or sale of the Company’s securities other than during the period (the “trading window”) in any fiscal quarter beginning on the third Trading Day following the date of public disclosure of the financial results for the prior fiscal quarter or year and continuing until the fourteenth day (14th) day prior to the end of the then current fiscal quarter. The prohibition against trading during the blackout period encompasses the fulfillment of “limit orders” by any broker for an Identified Insider, and the brokers with whom any such limit order is placed must be so instructed at the time it is placed. These restrictions on trading do not apply to transactions made under a properly structured and approved 10b5-1 Trading Plan (see below for requirements of a 10b5-1 Trading Plan). It should be noted that even during the trading window, any person possessing Material Nonpublic Information concerning the Company should not engage in any transactions in the Company’s securities until such information has been known publicly for at least two Trading Days, whether or not the Company has recommended a suspension of trading to that person. This restriction on trading does not apply to transactions made under a properly structured and approved Rule 10b5-1 Trading Plan (see below for requirements of a 10b5-1 Trading Plan). Trading in the Company’s securities during the trading window should not be considered a “safe harbor,” and all Insiders should use good judgment at all times. B. Recommended Trading Window. To ensure compliance with this Policy and applicable federal and state securities laws, the Company strongly recommends that all individuals covered by this Policy conduct transactions involving the purchase or sale of the Company’s securities only during the trading window that commences in any fiscal quarter beginning on the third Trading Day following the date of public disclosure of the financial results for the prior fiscal quarter or year and continuing until the fourteenth (14th) day prior to the end of the then current fiscal quarter. The safest period for trading in the Company’s securities, assuming the absence of Material Nonpublic Information, is generally the first ten Trading Days of the trading window. From time to time, the Company may also prohibit any Insider from trading securities of the Company because of developments known to the Company and not yet disclosed to the public. In such event, such Insiders may not engage in any transaction involving the purchase or sale of the Company’s securities during such period and should not disclose to others, except as specifically authorized by the Compliance Officer, the fact of such suspension of trading. C. Pre-clearance of Trades. Except as discussed in the section entitled “Certain Exceptions” below, the Company has determined that all Identified Insiders must refrain from trading in the Company’s securities, even during the trading window, without first complying with the Company’s “pre-clearance” process. Each such person must contact the Company’s Compliance Officer prior to the planned commencement of any trade in the Company’s securities, and the Compliance Officer will determine the manner in which pre- clearance requests are to be submitted. As part of this request, such person will be required to confirm that he or she possesses no Material Nonpublic Information. If the Compliance Officer provides clearance for the proposed trade, the Identified Insider shall be notified of such approval in writing or in such other automatic process as may be approved by the Compliance Officer. Unless otherwise noted or provided for in the clearance, such clearance shall automatically expire on the fourteenth (14th) calendar day following the provision of such clearance, or earlier if the Identified Insider is so notified by the Compliance Officer or his/her Designee. The Compliance Officer will consult as necessary with senior management of the Company

5 © 2023 Infinera. All rights reserved. before clearing any proposed trade. However, each such person wishing to trade pursuant to an approved Rule 10b5-1 Trading Plan need not seek pre-clearance from the Company’s Compliance Officer before each trade takes place. These pre-clearance procedures are intended to decrease insider trading risks associated with transactions by individuals with regular or special access to Material Nonpublic Information. In addition, requiring preclearance of transactions by directors and officers facilitates compliance with Rule 144 resale restrictions under the Securities Act, the liability and reporting provisions of Section 16 under the Exchange Act and Reg BTR. Pre-clearance of a trade, however, is not a defense to a claim of insider trading and does not excuse you from otherwise complying with insider trading laws or this Policy. The Compliance Officer is under no obligation to approve a transaction submitted for preclearance and may determine not to permit the transaction. Notwithstanding any pre-clearance, you may not trade in the Company’s securities if you become subject to a trading blackout or possess Material Nonpublic Information in advance of completing the trade. The Company may also find it necessary, from time to time, to require compliance with the pre-clearance process from certain employees, consultants and contractors other than and in addition to those persons designated as Identified Insiders. D. Trading Plans in Compliance with Rule 10b5-1. Directors, officers and other Insiders may elect to trade in the Company’s securities pursuant to an approved Rule 10b5-1 Trading Plan. Trades made pursuant to an approved Rule 10b5-1 Trading Plan and the minimum conditions set forth below may occur outside the trading window and/or while the Insider is otherwise in possession of Material Nonpublic Information. Notwithstanding the foregoing, the Company reserves the right to bar all trades in its securities, even pursuant to existing trading plans, in its discretion. All approved Rule 10b5-1 Trading Plans must be filed with the Compliance Officer with an executed certificate stating that the trading plan is a bona fide trading plan that complies with Rule 10b5-1 and meets the following minimum conditions: • The trading plan is in writing and signed by the person adopting the trading plan. Insiders may enter into more than one 10b5-1 plan. • The trading plan is adopted during a trading window and there is no quarterly, special or other trading blackout in effect with respect to the person adopting the plan. • The person adopting the trading plan is not aware of any Material Nonpublic Information as of the date of the adoption of the trading plan, and is entering into the trading plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. • The trading plan must include representations that, on the date of adoption of the trading plan, the person adopting the trading plan: (i) is not aware of Material Nonpublic Information about the securities of the Company and (ii) is adopting the trading plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. • The person adopting the trading plan may not have entered into or altered a corresponding or hedging transaction or position with respect to the securities subject to the trading plan and must agree not to enter into any such transaction while the trading plan is in effect. • The trading plan has a fixed duration of not less than twelve (12) months nor more than three (3) years. • No more than one amendment or modification to the trading plan may be made during the duration of the trading plan. • The first trade made pursuant to the trading plan must take place after the expiration of a cooling-off period consisting of the later of (a) 90 calendar days after the adoption of the trading plan and (b) three Trading Days after the Company’s issuance of its financial results in a Form 10-Q or 10-K (but, in any event, this required cooling-off period is subject to a maximum of 120 days after adoption of the trading plan).

6 © 2023 Infinera. All rights reserved. • Any modification or change to the amount, price or timing of transactions under the trading plan is deemed the termination of the trading plan, and the adoption of a new trading plan (“Modification”). Therefore, a Modification is subject to the same conditions as a new trading plan as set forth herein. • Any person adopting a trading plan must promptly notify the Company of any Modification or termination of the trading plan, including any suspension of trading under the plan. • If the person that adopted the trading plan terminates the plan prior to its stated duration, they may not trade in the Company’s securities until after the expiration of 30 calendar days following termination, and then only in accordance with the Policy. • Within the one year preceding the adoption or a Modification of a trading plan, a person may not have otherwise adopted or done a Modification to a plan more than once. • The Company must have authority to require the suspension or cancellation of the trading plan at any time. • The trading plan specifies a fixed number of shares to be purchased or sold, or specifies or sets a formula for the amount of stock to be purchased or sold, the dates which the stock is to be purchased or sold, and the prices at which the stock is to be purchased or sold. A person may adopt a trading plan designed to cover a single trade only once in any consecutive 12-month period except as permitted by Rule 10b5- 1. • The trading plan (including any Modification) must be approved by the Compliance Officer, who may establish such other requirements for the trading plan that they may determine, and can only be with an approved brokerage firm. • No trading in the Company’s securities may occur outside the trading plan during the duration of the trading plan (except for the other “Certain Exceptions” identified elsewhere in this Policy and bona fide gifts). In addition, the person adopting the trading plan may not have an outstanding (and may not subsequently enter into any additional) trading plan except as permitted by Rule 10b5-1 and this Policy. The Company strongly recommends a person seeking to adopt a trading plan consult an attorney outside the Company prior to the adoption of a trading plan. Each individual adopting an approved Rule 10b5-1 Trading Plan is solely responsible for compliance with Rule 10b5-1 and ensuring that the trading plan meets the other conditions set forth above. Insiders also remain individually responsible for compliance with all applicable laws, rules and regulations on insider trading and remain subject to disciplinary action for any violations of this Policy, regardless of whether an approved Rule 10b5-1 Trading Plan has been adopted. Notwithstanding the conditions set forth above, the Company does not undertake any obligation to ensure that a trading plan filed with the Company complies with Rule 10b5-1. E. Individual Responsibility. Every Insider has the individual responsibility to comply with this Policy against insider trading, as well as applicable state and federal securities laws. An Insider may, from time to time, have to forego a proposed transaction in the Company’s securities even if he or she planned to make the transaction before learning of the Material Nonpublic Information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by waiting. Should any Insider become aware that any other Insider is violating or is about to violate this Policy, such actual or potential violation should be reported immediately to the Compliance Officer. 7. Applicability of Policy to Material Nonpublic Information Regarding Other Companies This Policy and the guidelines described herein also apply to Material Nonpublic Information relating to other companies, including the Company’s customers, partners, subcontractors, resellers, vendors or suppliers (“business partners”), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company. Civil and criminal penalties, and termination of employment, may result from trading on Material Nonpublic Information regarding the Company’s business partners. All Insiders should treat Material Nonpublic

7 © 2023 Infinera. All rights reserved. Information about the Company’s business partners with the same care required with respect to information related directly to the Company. 8. Definition of Material Nonpublic Information It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision whether to buy, hold or sell securities of the Company. Information can be material (a) whether it is positive or negative; (b) whether it was received from the Company or from a source not connected with the Company; (c) whether it affects the Company or its business, financial condition, results of operations, assets, net worth or future prospects, or affects the market price of its common shares; or (d) even though it would not by itself determine an investor’s decision or affect the market price. It is important to bear in mind that information need not be historical or certain to be material; events or projections that are uncertain or contingent may also be material depending on their magnitude and likelihood of occurrence. Thus, “Material Nonpublic Information” is material information that has not been previously disclosed to the general public and is otherwise not available to the general public. While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information may include: • Financial results • Known but unannounced earnings or losses • Timing of product introductions • Execution or termination of significant contracts with business partners • News of a pending or proposed merger • News of the disposition or acquisition of significant assets • Impending bankruptcy or financial liquidity problems • Gain or loss of a substantial customer or supplier • Changes in dividend policy • New product announcements of a significant nature • Significant product defects or modifications • Significant pricing changes • Stock splits • New equity or debt offerings • Positive or negative developments in outstanding litigation • Significant litigation exposure due to actual or threatened litigation • Major changes in senior management • Expected earnings or losses not reflected in Wall Street analysts’ forecasts Other types of information may be material at any particular time, depending on the circumstances. When in doubt, information should always be presumed to be material.

8 © 2023 Infinera. All rights reserved. 9. Certain Exceptions For purposes of this Policy, the Company considers the transactions noted below exempt from the quarterly and special blackout period restrictions and pre-clearance requirements of this Policy because the other party to the transaction is the Company itself and the price does not vary with the market but is fixed by the terms of the award agreement or the underlying plan. Please be aware that even if a transaction is subject to an exception to this Policy, you will need to separately assess whether the transaction complies with applicable law. • The acceptance or purchase of stock options, restricted stock awards, RSUs, PSUs or stock appreciation rights issued or offered by the Company. The trading restrictions under this Policy also do not apply to the vesting, cancellation or forfeiture of stock options, restricted stock awards, RSUs, PSUs or stock appreciation rights in accordance with applicable plans and agreements. • An irrevocable election made in connection with the execution of an equity award agreement, or otherwise in a manner approved by the Compliance Officer or their Designee, to have the Company withhold securities to cover tax withholding obligations incurred upon vesting of restricted stock awards, RSUs, PSUs or stock appreciation rights where you do not otherwise exercise control over the timing of such withholding. Likewise, the trading restrictions under this Policy do not apply to the sale of common shares of the Company (except for Section 16 Individuals unless Company-initiated) to cover tax withholding obligations incurred upon vesting of restricted stock awards, RSUs, PSUs or stock appreciation rights or when vesting occurs on a predetermined date and the determination to sell shares to cover any related tax withholding obligation is made in advance of such date and the elector does not exercise control over the timing of such sales, but only to the extent of the amount of the tax withholding obligation. • The exercise of stock options for cash under the Company’s equity incentive plans where there is no other associated market activity. Likewise, the trading restrictions under this Policy do not apply to the exercise of stock options in a stock-for-stock exercise with the Company or an election to have the Company withhold securities to cover tax obligations in connection with an option exercise. However, the trading restrictions under this Policy do apply to (i) the sale of any securities issued upon the exercise of a stock option, (ii) a cashless exercise of a stock option through a broker, since this involves selling a portion of the underlying shares to cover the costs of exercise, and (iii) any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. • Elections with respect to participation in the Company’s Employee Stock Purchase Plan or to purchases of securities under the plan. However, the trading restrictions do apply to any subsequent sales of any such securities. • Transfers of Company securities by will or the laws of descent and distribution. • Transactions that involve merely a change in the form in which an Insider owns securities. For example, an Insider may transfer shares to an inter vivos trust of which the insider is the sole beneficiary during the Insider’s lifetime. • A change in the number of securities held as a result of a stock split or stock dividend applying equally to all securities of a class, or similar transactions. • Transactions pursuant to an effective “trading plan,” as described in the section entitled “Trading Plans in Compliance with Rule 10b5-1” above. Any other exception from this Policy must be approved by the Compliance Officer. Any party subject to the provisions of this Policy should consult with the Compliance Officer on all questions pertaining to exceptions under this Policy. 10. Additional Information – Section 16 Individuals Section 16 Individuals must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that Section 16 Individuals who purchase and sell the Company’s securities within a six-month period must disgorge all profits to the Company whether or not they had knowledge of any Material Nonpublic Information. Under these provisions, and so long as certain other criteria are met, neither the receipt of an option under the Company’s option plans, nor the exercise of that option is deemed a purchase under Section 16; however, the sale of any such shares is a sale under Section 16. In

9 © 2023 Infinera. All rights reserved. addition, the receipt of stock under the Company’s Employee Stock Purchase Plan is not deemed a purchase under Section 16. To facilitate timely reporting of transactions pursuant to Section 16 requirements, each person subject to Section 16 reporting requirements must provide, or must ensure that his or her broker provides, the Company with detailed information (e.g., trade date, number of shares, exact price, etc.) regarding his or her transactions involving the Company’s securities, including gifts, transfers, pledges and transactions pursuant to a trading plan, both prior to (to confirm compliance with pre-clearance procedures, if applicable) and promptly following execution. The obligation to file Section 16 reports, and to otherwise comply with Section 16, is personal. The Company is not responsible for the failure to comply with Section 16 requirements. 11. Additional Information Please direct your questions as to any of the matters discussed in this Policy to the Compliance Officer or someone in the Legal Department. The Company is committed to continuously reviewing and updating our policies and procedures. The Company therefore reserves the right to amend, alter or terminate this Policy at any time and for any reason, subject to applicable law. A current copy of the Company’s policies regarding insider trading will be posted on the Company’s intranet or you may request a copy from the Legal Department. This Policy will be delivered to all directors, officers and employees of the Company when they commence service with the Company and you agree to abide by this Policy in the form in effect on the date you engage in any transaction of the Company’s securities. Each director, officer, employee and agent of the Company is required to acknowledge that he or she understands, and agrees to comply with, this Policy. 12. Reporting Responsibility If you become aware that any person may be in violation of this Policy or applicable law, you must report it promptly. Reporting can be made to any of the following people: • the Chief Legal Officer or another attorney in the Legal Department; • appropriate Human Resources personnel; or • appropriate Internal Audit personnel. If you prefer, you can report potential violations in accordance with the Infinera Code of Business Conduct and Ethics through Infinera’s third party confidential ethics and compliance hotline found on the homepage of Infinera’s intranet: www.tnwgrc.com/infinera/. Because the manner in which reports may be made varies from country to country, upon contacting the confidential ethics and compliance hotline you will receive further instructions on how and to whom to report a particular concern. If you are calling about a matter that should be handled locally in accordance with local legal requirements, the ethics and compliance hotline will direct you back to local management. The ethics and compliance hotline is operated by an independent third party and is available 24 hours a day, 7 days a week. It is Infinera’s policy to strictly prohibit retaliation against employees who make good faith reports of concerns or violations of any type. If you have other questions or problems concerning this Policy, please contact Infinera’s Legal Department at Legal-Compliance@infinera.com.